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EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT


 Monarch has five consolidated subsidiaries, each of which is wholly-owned, as follows (During 1998, the Company intends to finalize the closing of each of the subsidiaries in Germany.):

   Name                                                       Jurisdiction
   ----                                                       ------------

 Monarch Werkzeugmaschinen GmbH                                  Germany

 Stamco Depiereux GmbH                                           Germany

 Monarch Busch GmbH                                              Germany

 Stamco (U.K.), Ltd.                                          United Kingdom

 Monarch Machine Tool International, Inc. (FSC)           Barbados, West Indies